Marsh o Putnam o Mercer
Marsh & McLennan Companies




                                                   2004
                                                   Notice of Annual Meeting
                                                   And Proxy Statement

                 [MARSH & MCLENNAN COMPANIES, INC. LETTERHEAD]


Dear MMC Stockholder:

You are cordially invited to attend our annual stockholders meeting. The meeting will be held at 10:00 a.m. on Thursday, May 20, 2004 in the auditorium on the second floor at 1221 Avenue of the Americas, New York, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company's activities during 2003. You will have an opportunity to ask questions and to meet your directors and executives.

Whether you plan to come to the annual meeting or not, your representation and vote are important, and your shares should be voted. Please complete, sign, date and return the enclosed proxy card promptly. You also may vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

We look forward to seeing you at the meeting. Your vote is important to us.

                                                  Very truly yours,


                                                  /s/ Jeffrey W. Greenberg

                                                  Jeffrey W. Greenberg
                                                  Chairman

April 1, 2004

                        MARSH & McLENNAN COMPANIES, INC.
                           1166 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10036-2774




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT

     TIME:

             10:00 a.m. Local Time

     DATE:

             May 20, 2004

     PLACE:

             Second Floor Auditorium
             1221 Avenue of the Americas
             New York, New York

     PURPOSE:

             1. To elect six persons to serve as Class I directors, each for a three-year term;

             2. To ratify the appointment of Deloitte & Touche LLP as independent auditors; and

             3. To conduct any other business that may properly come before the meeting.

     This notice and proxy statement describes the matters being voted on and contains other information that may be helpful to you. In this material, we refer to Marsh & McLennan Companies, Inc. as "MMC", the "Company", "we" or "us".

     Only stockholders of record on March 22, 2004 may vote at the annual meeting. You will need proof of ownership of MMC stock to enter the meeting. This proxy solicitation material is being mailed to stockholders on or about April 1, 2004 with a copy of MMC's 2003 Annual Report, which includes financial statements for the period ended December 31, 2003.

     YOUR VOTE IS IMPORTANT. YOU MAY CAST YOUR VOTE BY MAIL, TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.


/s/ Leon J. Lichter

LEON J. LICHTER
SECRETARY

APRIL 1, 2004

                                TABLE OF CONTENTS

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES.............. 3
ITEM 1: ELECTION OF DIRECTORS................................................. 5
        Nominees for Election as Directors for a Three-Year Term
        Expiring in 2007...................................................... 5
        Directors Continuing in Office--Term Expiring in 2005................. 7
        Directors Continuing in Office--Term Expiring in 2006................. 8
INFORMATION REGARDING THE BOARD OF DIRECTORS..................................10
        Corporate Governance Guidelines.......................................10
        Committees............................................................11
        Policy on Stockholder Nominations of Directors........................12
        Attendance............................................................13
        Codes of Business Conduct and Ethics..................................13
        Communications with the Board.........................................13
        Tenure................................................................13
        Directors' Compensation...............................................13
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS...................14
COMPENSATION OF EXECUTIVE OFFICERS............................................16
        Summary Compensation Table............................................16
        Option Grants in 2003.................................................19
        Aggregated Option Exercises in 2003 & Year-End Option Values..........20
        United States Retirement Program......................................21
        Compensation Committee Report.........................................22
        Stock Performance Graph...............................................26
TRANSACTIONS WITH MANAGEMENT AND OTHERS; OTHER INFORMATION....................27
ITEM 2: RATIFICATION OF SELECTION OF AUDITORS.................................28
        Fees of Independent Auditors..........................................28
AUDIT COMMITTEE REPORT........................................................29
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS....................................32
APPENDIX A--AUDIT COMMITTEE CHARTER..........................................A-1
APPENDIX B--AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF SERVICES PROVIDED
BY THE INDEPENDENT AUDITOR...................................................B-1

        INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES


WHO MAY VOTE

     Holders of our common stock, as recorded in our stock register on March 22, 2004, may vote at the meeting. As of that date, there were 518,157,649 shares of common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection at the principal executive offices of MMC at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the meeting.

HOW TO VOTE

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     Most stockholders have a choice of proxy voting by using a toll free telephone number, through the Internet or by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

     Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated.

HOW PROXIES WORK

     MMC's board of directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment thereof, in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposal or abstain from voting.

     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and in favor of
Item 2.

     As of the date of this proxy statement, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, including any proposal submitted by a stockholder that was omitted from this proxy statement in accordance with applicable federal securities laws, the persons named in the proxy will vote according to their best judgment.

REVOKING A PROXY

     You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by sending written notification addressed to:

     Marsh & McLennan Companies, Inc.
     1166 Avenue of the Americas
     New York, New York 10036-2774
     Attn: Mr. Leon J. Lichter,
           Corporate Secretary

     Mere attendance at the meeting will not revoke a proxy that was previously submitted to MMC.

QUORUM AND CONDUCT OF MEETING

     In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

     The chairman of the annual meeting has broad authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The chairman also is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all participants.

ATTENDANCE AT THE MEETING

     Only stockholders, their proxy holders, and MMC's guests may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Verification of ownership may be required at the admissions desk. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 22, 2004, the record date for voting.

VOTES NEEDED

     Directors are elected by a plurality of the votes cast. "Plurality" means that the individuals who receive the largest number of votes cast FOR are elected as directors up to the maximum number of directors to be chosen at the meeting. Votes withheld from any director nominee will not be counted in such nominee's favor.

     All other matters to be acted on at the meeting require the affirmative vote of a majority of the shares of MMC stock present or represented and entitled to vote at the meeting to constitute the action of the stockholders. In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of the preceding sentence, while broker nonvotes will not.

     A "broker nonvote" is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the rules of the New York Stock Exchange. Broker nonvotes will be counted for purposes of determining the presence of a quorum for the transaction of business.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This proxy statement and the 2003 Annual Report can be viewed on our website at http://www.mmc.com/annualreport.html. Most stockholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

     If you are a stockholder of record, you may choose this option and save MMC the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your MMC stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view our future proxy statements and annual reports over the Internet.

     If you choose to view our future proxy statements and annual reports over the Internet, you will receive an e-mail message with instructions on how to access MMC's proxy statement and annual report and vote. Your choice to view these materials over the Internet will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.investordelivery.com.

SOLICITATION OF PROXIES

     We pay the expenses of preparing the proxy materials and soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

     In addition to this mailing, proxies may be solicited personally, electronically or by telephone by our directors, officers, other employees or our agents. We have retained Georgeson Shareholder Communications Inc. as our agent to assist in the proxy solicitation at a fee of approximately $10,000, plus expenses. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

MULTIPLE STOCKHOLDERS SHARING SAME ADDRESS

     If you and other residents at your mailing address with the same last name own shares of common stock through a bank, broker or other holder of record, your bank or broker may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which the members of your household hold stock through that bank or broker. This practice of sending only one copy of proxy materials to holders residing at a single address is known as "householding", and is designed to reduce printing and postage costs.

     If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you did not receive a householding notice from your bank, broker or other holder of record, you can request householding by contacting that entity. You may revoke your consent to householding at any time by calling 1-800-542-1061.

     If you wish to receive a separate paper copy of the annual report or proxy statement, you may telephone Corporate Development at (212) 345-5475 or write to:

     Marsh & McLennan Companies, Inc.
     1166 Avenue of the Americas
     New York, New York 10036-2774.
     Attn: Corporate Development

ITEM 1

                              ELECTION OF DIRECTORS

     Our board of directors is divided into three classes. Members of each class serve for a three-year term. Stockholders elect one class of directors at each annual meeting. At this annual meeting, stockholders will vote on the election of the six nominees described below for a term ending at the 2007 Annual Meeting.

     The following section contains information provided by the nominees and continuing directors about their principal occupation, business experience and other matters. Mr. Lawrence J. Lasser resigned from the board in November, 2003.

     Five of the nominees are current directors of MMC. Mr. Zachary W. Carter is a new nominee standing for election as a Class I director. Mr. Carter's
nomination  was   recommended  to  the  Directors  &  Governance   Committee  by
stockholders, as well as by the chief executive officer and other executive officers.

     Each nominee has indicated to MMC that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the board.

     The board of directors recommends a vote FOR the election of all six nominees.

                       NOMINEES FOR ELECTION AS DIRECTORS
                     FOR A THREE-YEAR TERM EXPIRING IN 2007

[PHOTO OMITTED]

                LEWIS W. BERNARD                             DIRECTOR SINCE 1992
                EXECUTIVE COMMITTEE
                COMPENSATION COMMITTEE (CHAIR)

                Mr. Bernard, age 62, was chief of finance, administration and operations of Morgan Stanley & Co., Inc. from 1985 until his retirement in 1991. Mr. Bernard joined Morgan Stanley in 1963. Mr. Bernard is chairman of Classroom, Inc., a non-profit educational corporation. He is also chairman of the board of the American Museum of Natural History, vice chairman of the J. Paul Getty Trust and a trustee of The Andrew W. Mellon Foundation.

[PHOTO OMITTED]

                MATHIS CABIALLAVETTA                         DIRECTOR SINCE 2000

                Mr. Cabiallavetta, age 59, is vice chairman of MMC, chairman of MMC Global Development and a member of MMC's international advisory board. Prior to joining MMC in 1999, Mr. Cabiallavetta was chairman of the board of UBS A.G., a company he joined in 1971. Mr. Cabiallavetta is a director of Altria Group, Inc., HBM BioVentures AG and the Swiss American Chamber of Commerce.

[PHOTO OMITTED] ZACHARY W. CARTER                                    NEW NOMINEE

                Mr. Carter, age 54, is a partner at the law firm of Dorsey & Whitney LLP, where he is co-chair of the White Collar Crime and Civil Fraud practice group. He joined Dorsey & Whitney in 1999. Mr. Carter was the United States Attorney for the Eastern District of New York from 1993 to 1999. Mr. Carter is chairman of the Mayor's Advisory Committee on the Judiciary, chairman of the board of directors of Hale House Center, Inc. and a trustee of the New York University School of Law and the Vera Institute of Justice.

[PHOTO OMITTED] ROBERT F. ERBURU                             DIRECTOR SINCE 1996
                COMPENSATION COMMITTEE
                DIRECTORS & GOVERNANCE COMMITTEE (CHAIR)

                Mr. Erburu, age 73, was chairman of The Times Mirror Company from 1986 until his retirement in 1996. Mr. Erburu joined Times Mirror in 1961 and was its chief executive officer from 1981 to 1995. Mr. Erburu is chairman of the board of trustees of the National Gallery of Art and chairman of the Board of Councilors of the College of Letters, Arts and Science of the University of Southern California. He is a director of the Pacific Council on International Policy, the Ahmanson Foundation and the William and Flora Hewlett Foundation.

[PHOTO OMITTED]

                OSCAR FANJUL                                 DIRECTOR SINCE 2001
                AUDIT COMMITTEE
                COMPENSATION COMMITTEE

                Mr. Fanjul, age 54, is vice chairman and chief executive officer of Omega Capital, a private investment firm in Spain. Mr. Fanjul is honorary chairman of Repsol YPF, where he was chairman and chief executive officer from its inception in 1986 until 1996. He was chairman of Hidroelectrica del Cantabrico from 1999 to 2001 and chairman of NH Hoteles from 1997 until 1999. Mr. Fanjul is a director of Acerinox, the London Stock Exchange, Unilever (advisory director) and a member of MMC's international advisory board.

[PHOTO OMITTED] RAY J. GROVES                                DIRECTOR SINCE 1994

                Mr. Groves, age 68, is chairman and chief executive officer of Marsh Inc., a subsidiary of MMC. He joined MMC as a senior advisor in August 2001, became president and chief operating officer of Marsh in October 2001 and chief executive officer of Marsh in January 2003. Prior to joining MMC, he was chairman of Legg Mason Merchant Banking, Inc. from 1995 to 2001, and chairman and chief executive officer of Ernst & Young from 1977 until 1994. He is a director of Boston Scientific Corporation, Electronic Data Systems Corporation and The Gillette Company. Mr. Groves is a managing director of the Metropolitan Opera Association and a director and former chairman of The Ohio State University Foundation.

                         DIRECTORS CONTINUING IN OFFICE
                             (TERM EXPIRING IN 2005)

[PHOTO OMITTED] JEFFREY W. GREENBERG                         DIRECTOR SINCE 1996
                EXECUTIVE COMMITTEE (CHAIR)

                Mr. Greenberg, age 52, is chairman and chief executive officer of MMC. Mr. Greenberg joined MMC in 1995 and was chairman of MMC Capital, Inc., a subsidiary of MMC, from 1996 until 2002. He became chief executive officer of MMC in 1999 and was elected chairman in 2000. Mr. Greenberg is a trustee of The Brookings Institution, Brown University, the Metropolitan Museum of Art and New York-Presbyterian Hospital.



[PHOTO OMITTED]

                STEPHEN R. HARDIS                            DIRECTOR SINCE 1998
                EXECUTIVE COMMITTEE
                AUDIT COMMITTEE (CHAIR)

                Mr. Hardis, age 68, was chairman of Eaton Corporation from 1996 until his retirement in 2000. Mr. Hardis joined Eaton in 1979, and was its chief executive officer from 1995 to 2000. He is chairman of Axcelis Technologies, Inc. and a director of American Greetings Corporation, Apogent Technologies Inc., Lexmark International Corporation, Nordson Corporation, Progressive Corporation and Steris Corporation.

[PHOTO OMITTED]

                THE RT. HON. LORD LANG OF MONKTON, DL        DIRECTOR SINCE 1997
                EXECUTIVE COMMITTEE
                COMPENSATION COMMITTEE
                DIRECTORS & GOVERNANCE COMMITTEE

                Lord Lang, age 63, was a member of the British Parliament from 1979 to 1997. He served in the cabinet as president of the Board of Trade and secretary of state for trade and industry from 1995 to 1997 and as secretary of state for Scotland from 1990 to 1995. Lord Lang is chairman of BFS US Special Opportunities Trust plc, Thistle Mining Inc. and Second Scottish National Trust plc. He is also chairman of the Patrons of the National Galleries of Scotland and a governor of Rugby School, England.

[PHOTO OMITTED] MORTON O. SCHAPIRO                           DIRECTOR SINCE 2002
                AUDIT COMMITTEE
                DIRECTORS & GOVERNANCE COMMITTEE

                Mr. Schapiro, age 50, is president of Williams College. Prior to joining Williams College, he was dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the university's vice president for planning from 1999 to 2000 and chair of its Department of Economics from 1991 to 1994. Mr. Schapiro is a trustee of the Williamstown Theatre Festival, the Sterling & Francine Clark Art Institute, the College Board, Massachusetts Museum of Contemporary Art and Hillel.

[PHOTO OMITTED] ADELE SIMMONS                                DIRECTOR SINCE 1978
                EXECUTIVE COMMITTEE
                AUDIT COMMITTEE

                Mrs. Simmons, age 62, is vice chair of Chicago Metropolis 2020 and president of the Global Philanthropy Partnership. From 1989 to 1999, she was president of the John D. and Catherine T. MacArthur Foundation. Ms. Simmons is a senior associate of the Center for International Studies at the University of Chicago and a director of The Field Museum and the Global Fund for Women.

[PHOTO OMITTED] A. J. C. SMITH                               DIRECTOR SINCE 1977
                EXECUTIVE COMMITTEE

                Mr. Smith, age 69, is chairman of Putnam Investments, a subsidiary of MMC. Mr. Smith was chairman of MMC from 1992 to 2000 and was its chief executive officer from 1992 to 1999. Mr. Smith is a trustee of approximately 100 mutual funds managed by Putnam Investment Management, LLC. He is chairman of the Central Park Conservancy and a trustee of the Carnegie Hall Society, Inc., the Educational Broadcasting Corporation in New York City. Mr. Smith is also a member of the board of overseers of the Joan and Sanford I. Weill Graduate School of Medical Sciences of Cornell University.



                         DIRECTORS CONTINUING IN OFFICE
                             (TERM EXPIRING IN 2006)

[PHOTO OMITTED] PETER COSTER                                 DIRECTOR SINCE 1988

                Mr. Coster, age 64, is president of Mercer Inc., a subsidiary of MMC. Mr. Coster joined Mercer in 1984 upon its acquisition of a U.K. consulting firm that he joined in 1962. Mr. Coster became president of Mercer in 1987. He is a trustee of The Foundation Fighting Blindness.

[PHOTO OMITTED] CHARLES A. DAVIS                             DIRECTOR SINCE 2000

                Mr. Davis, age 55, is vice chairman of MMC and chairman and chief executive officer of MMC Capital. He joined MMC Capital as president in 1998, was named chief executive officer in 1999 and chairman in 2002. He has been vice chairman of MMC since 1999. Prior to joining MMC, Mr. Davis was a partner of Goldman Sachs Group L.P., a firm he joined in 1975. Mr. Davis is a director of Axis Capital Holdings Limited, Media General, Inc., Progressive Corporation and Merchants Bancshares, Inc.

[PHOTO OMITTED] GWENDOLYN S. KING                            DIRECTOR SINCE 1998
                AUDIT COMMITTEE
                DIRECTORS & GOVERNANCE COMMITTEE

                Ms. King, age 63, is president of Podium Prose, a speaker's bureau. From 1992 until 1998 she was senior vice president, corporate and public affairs at Peco Energy. From 1989 to 1992 she served as commissioner of the Social Security Administration in the U.S. Department of Health and Human Services. Ms. King is a director of Countrywide Financial Corporation, Lockheed Martin Corporation, Monsanto Company and the National Association of Corporate Directors.



[PHOTO OMITTED]

                DAVID A. OLSEN                               DIRECTOR SINCE 1997
                AUDIT COMMITTEE

                Mr. Olsen, age 66, was chairman of Johnson & Higgins from 1991 until its business combination with MMC in 1997. He served as vice chairman of MMC from May through December of 1997. He joined Johnson & Higgins in 1966, and was its chief executive officer from 1990 to 1997. Mr. Olsen is a director of U.S. Trust Corporation. He is an honorary director of New York's South Street Seaport Museum.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     MMC is a global professional services company. Our business is conducted by our business units, and their employees and officers, under the direction of the chief executive officer and the oversight of the board, to enhance the long-term value of MMC for its stockholders. The board of directors, which is elected by the stockholders, is the ultimate decision-making body of MMC except with respect to those matters reserved to the stockholders. The board held ten meetings during 2003.

CORPORATE GOVERNANCE GUIDELINES

     Our board of directors has adopted the MMC Guidelines for Corporate Governance. These guidelines are posted on the MMC website and a print copy is available to any stockholder upon request.

     Our board includes a balance of non-executive and executive directors. Independent non-executive directors constitute a majority of our board and meet the independence requirements of both MMC and the New York Stock Exchange.

     With respect to our directors:

   o a meaningful portion of the compensation for non-executive directors is paid in MMC stock;

   o all new directors participate in an orientation. This orientation includes background material and presentations by management on MMC's operations and strategic plans, its financial statements and its key policies and practices;

   o board members have complete access to MMC's officers and employees. Directors are encouraged to communicate directly with MMC's chief financial officer, general counsel and other members of senior management;


   o in addition to access to MMC officers, the board and its committees have the authority to obtain advice and assistance from external advisors or consultants as they may deem necessary; and


   o the non-executive directors meet at regularly scheduled executive sessions without management, at which meetings the chair of the Directors & Governance Committee presides.

DIRECTOR INDEPENDENCE

     It is the policy of MMC that a majority of the members of its board of directors be independent of MMC's management. For a director to be deemed "independent", the board must affirmatively determine that the director has no direct or indirect material relationship with MMC. To assist the board in determining director independence, the board has adopted the following guidelines which include the categorical standards established by the New York Stock Exchange, as amended from time to time, and which currently are as follows:

     A director will not be deemed "independent" if, within the preceding three years:

     (a) the director was employed by MMC or a member of his or her immediate family was employed by MMC as an executive officer;

     (b) the director, or a member of his or her immediate family, received more than $100,000 per year in direct compensation from MMC (other than director and committee fees and pension or certain other forms of deferred compensation);

     (c) the director was employed by, or affiliated with, or a member of his or her immediate family was employed in a professional capacity by, MMC's independent auditor;

     (d) an MMC executive officer was on the compensation committee of a company which concurrently employed the director, or which employed an immediate family member of the director as an executive officer; or

     (e) the director was an executive officer or employee, or the director's immediate family member was an executive officer, of a company that made payments to, or received payments from, MMC for property or services in an amount which exceeds the greater of $1 million or 2% of such company's consolidated gross revenues.

     In addition, a director who satisfies the independence standards of the New York Stock Exchange as set forth above will be presumed "independent" unless, within the preceding three years:

     (f) the director served as an executive officer, director or trustee of a charitable organization to which MMC's charitable contributions (other than matching contributions) exceed the greater of $1 million or 2% of such organization's consolidated gross revenues in a particular fiscal year.

     With respect to items (a) through (f) above, the term "MMC" includes any subsidiaries within MMC's consolidated reporting group. The term "immediate family" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

     Any director who fails to meet any of the standards outlined above will be presumptively disqualified from a finding of independence.

     The board has determined that the following commercial relationships do not impair a director's independence:

   o A director's ownership interest in MMC stock, Putnam mutual funds or the private equity funds managed by MMC Capital; and

   o A director's use of any of the services provided by MMC's subsidiaries in the ordinary course of the subsidiaries' business (i.e., personal insurance placements and any other services).

     In accordance with these guidelines, the board has determined that the following directors are independent: Mr. Bernard; Mr. Erburu; Mr. Fanjul; Mr. Hardis; Ms. King; Lord Lang; Mr. Olsen; Mr. Schapiro and Ms. Simmons. In addition, the board has determined that Zachary W. Carter, a new director nominee, also will be an independent director if elected at the 2004 annual meeting.

COMMITTEES

     Our board has established an Executive Committee, an Audit Committee, a Compensation Committee and a Directors & Governance Committee to assist the board in discharging its responsibilities. Following each committee meeting the respective committee chair reports the highlights of the meeting to the full board.

     Membership on each of the Audit, Compensation, and Directors & Governance Committees is limited to independent non-executive directors. The charters for these committees can be viewed on our website at http://www.mmc.com/corpgov.html. In addition, MMC's Audit Committee charter is attached to this proxy statement as Appendix A.

THE EXECUTIVE COMMITTEE:


   o is empowered to act for the full board in intervals between board meetings, with the exception of certain matters that under Delaware law or MMC's by-laws may not be delegated; and


   o meets as necessary, with all actions taken by the committee reported at the next board of directors meeting.

     The current members of the Executive Committee are Messrs. Bernard, Greenberg (Chair), Hardis, Smith, Lord Lang and Ms. Simmons. The committee held three meetings during 2003.

THE AUDIT COMMITTEE:

     The Audit Committee is charged with assisting the board in fulfilling its oversight responsibilities with respect to:

   o the integrity of MMC's financial statements;

   o the qualifications, independence and performance of MMC's independent auditors;

   o the performance of MMC's internal audit function; and

   o compliance by MMC with legal and regulatory requirements.

     The Audit Committee selects and oversees MMC's independent auditors, and pre-approves all services to be performed by the independent auditors pursuant to the Audit Committee pre-approval policy. The current members of the Audit Committee are Messrs. Fanjul, Hardis (Chair), Olsen, Schapiro, Ms. King and Ms. Simmons. All members of the Audit Committee are independent as required by MMC and the listing standards of the New York Stock Exchange.

     The board of directors has determined that Stephen R. Hardis, an independent director and the chair of the Audit Committee, has the requisite qualifications to satisfy the SEC definition of "audit committee financial expert". Though Mr. Hardis currently serves on the audit committees of four public companies including MMC, the board has determined that Mr. Hardis is able to serve effectively on our Audit Committee.

     The Audit Committee held ten meetings during 2003.

THE COMPENSATION COMMITTEE:

   o evaluates the performance and determines the compensation of MMC's chief executive officer;

   o reviews and approves the compensation of other senior executives; and

   o makes  recommendations  to  the  board  with  respect  to  MMC's  incentive
     compensation    plans   and   equity-based   plans   and   discharges   the
     responsibilities of the committee set forth in these plans.

     The current members of the Compensation Committee are Messrs. Bernard, Erburu, Fanjul and Lord Lang. All members of the Compensation Committee are independent as required by MMC and the listing standards of the New York Stock Exchange. The Compensation Committee held eight meetings during 2003.

THE DIRECTORS & GOVERNANCE COMMITTEE:

   o develops, reviews and periodically reassesses MMC's corporate governance principles and recommends proposed changes to the board;

   o identifies, considers and recommends qualified candidates to the board for election as directors, including the slate of directors that the board proposes for election at the annual meeting;

   o in  consultation   with  the  MMC  chairman  and  other  committee  chairs,
     recommends committee  assignments to the board; and

   o develops processes for and oversees annual assessments of the board's performance and effectiveness.

     The current members of the Directors & Governance Committee are Mr. Erburu, Lord Lang, Ms. King and Mr. Schapiro. All members of the committee are independent as required by MMC and the listing standards of the New York Stock Exchange. The Directors & Governance Committee held six meetings in 2003.

POLICY ON STOCKHOLDER NOMINATIONS OF DIRECTORS

     The Directors & Governance Committee gives equal consideration to all director nominees whether recommended by our stockholders, management or current directors (both executive and non-executive).

     The board has determined that 15 to 19 directors is the appropriate size for the board and that this range is flexible enough to accommodate the availability of any outstanding candidate at any time. The quality of the individuals serving and the overall balance of executive and non-executive members of the board are more important than the precise number of members, and these considerations could lead to a Board outside this range from time to time. All directors represent the interests of all stockholders, not just the interests of any particular stockholder, stockholder group or other constituency. Candidates for the board of directors must be experienced, dedicated, and meet the highest standards of ethics and integrity. The Directors & Governance Committee, with the active involvement of the board chairman, periodically reviews with the board the requisite skills and characteristics for new directors as well as the composition of the board as a whole, taking into account, among other things, the mix and diversity of skills, backgrounds and experience. A majority of our directors must satisfy the independence requirements of both MMC and the New York Stock Exchange. Each member of the Audit Committee must be financially literate and at least one member must possess the requisite qualifications to satisfy the SEC definition of "audit committee financial expert".

     Once a candidate is identified, the Directors & Governance Committee will consider the candidate's mix of skills and experience with businesses and other organizations of comparable size, as well as his or her reputation, background and time availability (in light of anticipated needs). The committee will also consider the interplay of the candidate's experience with the experience of other board members, the extent to which the candidate would be a desirable addition to the board and any committees of the board and any other factors it deems appropriate.

     Stockholders may propose director nominees for consideration by submitting a recommendation in writing to:

     Marsh & McLennan Companies, Inc.
     1166 Avenue of the Americas
     New York, New York 10036-2774
     Attn: Directors & Governance Committee
           c/o Mr. Leon J. Lichter,
           Corporate Secretary

     The Directors & Governance Committee may ask any proposed nominee to provide such information as is reasonably necessary to determine his or her eligibility and qualifications to serve as a director of MMC, including information that relates to a candidate's independence and financial literacy.

     Depending on the needs of the Board, the Directors & Governance Committee may consider director nominees proposed by stockholders at anytime throughout the year, but in no event will a nominee be considered later than the next annual meeting of stockholders for which a recommendation was timely received. To be timely received in connection with an annual meeting of stockholders, a recommendation on a proposed director candidate should be sent to us at the above address no later than the December 31st preceding that annual meeting.

ATTENDANCE

     The average attendance by directors at meetings of the board and committees thereof was approximately 95%. All current directors attended at least 75% of the meetings of the board and committees on which they served. All directors are expected to attend our annual meeting of stockholders. In 2003, all of our directors attended the annual stockholders' meeting.

CODES OF BUSINESS CONDUCT AND ETHICS

     We have adopted the MMC Code of Business Conduct and Ethics that is applicable to all directors, officers and other employees of MMC. This code is posted on the MMC website and a print copy is available to any stockholder upon request. We have also adopted the Code of Ethics for Chief Executive and Senior Financial Officers which applies to our chief executive officer, chief financial officer and controller and which is filed as an exhibit to our 2002 Annual Report on Form 10-K.

COMMUNICATIONS WITH THE BOARD

     To report any issue relating to the accounting, internal accounting controls or auditing practices of MMC (including its subsidiaries and affiliates), employees, stockholders and others may contact the company by mail or telephone. Anyone who wishes to send a communication to all or certain directors, including a communication to our independent directors, may also do so by mail or telephone:

     By mail to:

     Marsh & McLennan Companies, Inc.
     P.O. Box 4974
     New York, N.Y. 10185-4974

     By telephone to the MMC Compliance & Ethics Line:

     CANADA & THE U.S.: 1-800-381-2105

     OUTSIDE CANADA & THE U.S. use your country's AT&T Direct(R) service number to reach the MMC Ethics & Compliance Line toll-free.

     MMC's   procedures  for  handling  complaints  and  concerns  of  employees
and   other    interested    parties    are    posted   on   our    website   at
http://www.mmc.com/corpgov.html.

TENURE

     Non-executive directors retire at the annual meeting following their 72nd birthday, unless the person has been a non-executive director for less than ten years. In such cases, non-executive directors retire at the annual meeting following the earlier of ten years of service or attaining age 75. Executive directors other than the chief executive officer resign from the board upon their retirement. Currently a former MMC chief executive officer serves on the board.

DIRECTORS' COMPENSATION

     Directors who are also employees receive no specific compensation for their services as directors.

     With  regard  to  compensation  for  the  services  of  our   non-executive
directors, we paid the following compensation to Messrs. Bernard, Erburu, Fanjul, Hardis, Olsen, Schapiro, Smith, Lord Lang, Ms. King and Ms. Simmons:

   o a basic retainer of $40,000 per year and an annual stock grant as determined by the Directors & Governance Committee, which was 1,800 shares in 2003 (the "Annual Stock Grant");

   o a fee of $1,000 and reimbursement of related expenses for each meeting of the board or a committee they attend;

   o an additional retainer of $5,000 per year to the chair of each committee (other than Mr. Greenberg as chair of the Executive Committee); and

   o an additional  retainer of $2,000 per year to other members of  committees.

     We also offer travel accident insurance benefits to non-executive directors in connection with MMC-related business travel. Non-executive directors are included in MMC's matching-gift program for certain charitable gifts by employees up to a maximum of $5,000 per year.

     Under the terms of MMC's Directors Stock Compensation Plan, the non-executive directors receive twenty-five percent of their basic retainer in shares of stock at the fair market value thereof, as well as their Annual Stock Grant, on each June 1. The balance of their compensation (including attendance fees and committee retainers) is paid in either shares of stock or cash, as the director elects. The non-executive directors may defer receipt of all or a portion of their compensation to be paid in shares until the year following either their retirement from the board or a specified earlier date.

     Mr. Fanjul serves on MMC's International Advisory Board and is a director of Marsh, S.A., a Spanish subsidiary of MMC, but receives no additional compensation for such service.

     Certain directors are investors in a fund that is a limited partner of Trident II, L.P. ("Trident II"), a $1.4 billion private equity fund managed by MMC Capital, Inc., a subsidiary of MMC. Neither the directors nor the fund are required to pay management or carried interest performance fees in connection with their investments in Trident II.

     Since June 1, 2000, MMC has had an annual agreement with A.J.C. Smith, pursuant to which Mr. Smith provides certain advisory and consultative services for MMC or its affiliates, serves as chairman of MMC's International Advisory Board and is a trustee of various Putnam Funds. In November 2003 Mr. Smith was appointed chairman of Putnam Investments, a subsidiary of MMC. He also serves as a director of Marsh & McLennan Risk Capital Holdings, Ltd. and MMC Capital. For these services MMC pays Mr. Smith $2 million per year and provides support and other services and business expense reimbursement. On May 16, 2003 the term of this agreement was extended through May 31, 2004. For services rendered in 2003, Mr. Smith received an additional incentive payment of $500,000.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table reflects as of February 27, 2004 (except with respect to interests in MMC's Stock Investment Plan and Stock Investment Supplemental Plan, which are as of December 31, 2003) the number of shares of our common stock which each director, nominee and named executive officer has reported as owning beneficially or otherwise having a pecuniary interest in, and which all directors, nominees and executive officers of MMC have reported as owning beneficially as a group. It also includes the number of shares of stock beneficially owned by persons known to MMC to own more than 5% of the outstanding shares.

                                                   AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP (1)
                                          --------------------------------------
                                        SOLE VOTING  OTHER THAN
                                            AND      SOLE VOTING
                                        INVESTMENT  AND INVESTMENT
NAME                                       POWER      POWER (2)       TOTAL
---------                                 ---------   ----------  --------------
Lewis W. Bernard .......................      6,000       59,971       65,971
Mathis Cabiallavetta ...................     15,740      823,753      839,493
Zachary W. Carter ......................         --           --           --
Peter Coster ...........................     70,542    1,158,053    1,228,595
Charles A. Davis .......................     29,622    1,002,403    1,032,025
Robert F. Erburu .......................         --       42,977       42,977
Oscar Fanjul ...........................     16,635           --       16,635
Jeffrey W. Greenberg ...................    113,284    2,514,111    2,627,395
Ray J. Groves ..........................      9,727      391,238      400,965
Stephen R. Hardis ......................     22,000       17,057       39,057
Gwendolyn S. King ......................         --       12,385       12,385
Lord Lang ..............................      6,260        3,800       10,060
David A. Olsen .........................    425,680      213,154      638,834
Morton O. Schapiro .....................         --        4,130        4,130
Adele Simmons ..........................    194,882      178,271      373,153
A.J.C. Smith ...........................  1,176,488    1,748,128    2,924,616
All directors, nominees and executive
  officers as a group, including the
  above (20 individuals) ...............  2,190,744    9,624,561   11,815,305
                                          ---------    ---------   ----------

                                            AMOUNT          PERCENTAGE OF STOCK
                                         BENEFICIALLY       OUTSTANDING AS OF
NAME                                         OWNED           DECEMBER 31, 2003
---------                                ------------        -----------------
Marsh & McLennan Companies
  Stock Investment Plan (3)
1166 Avenue of the Americas
New York, NY 10036-2774 ...............   27,472,785               5.2%

Barclays Global Investors, NA (4)
45 Fremont Street
San Francisco, CA 94105 ...............   27,159,881               5.2%


----------
(1) As of February 27, 2004, no director, nominee or named executive officer beneficially owned more than 1% of the outstanding stock, and all directors and executive officers as a group beneficially owned approximately 2.3% of the outstanding stock.

(2) Includes shares of stock: (i) that are held in the form of shares of restricted stock; (ii) that are held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals' families, with respect to which beneficial ownership in certain cases may be disclaimed; and (iii) that represent such individuals' interests in MMC's Stock Investment Plan. Also includes MMC stock units that are subject to issuance in the future with respect to the Directors Stock Compensation Plan, cash bonus deferral plans, MMC's Stock Investment Supplemental Plan or restricted stock units in the following aggregate amounts: Mr. Bernard, 59,971 shares; Mr. Cabiallavetta, 120,007 shares; Mr. Coster, 147,717 shares; Mr. Davis, 196,036 shares; Mr. Erburu, 42,977 shares; Mr. Greenberg, 142,980 shares; Mr. Groves, 129,636 shares; Mr. Hardis, 17,057 shares; Ms. King, 11,985 shares; Mr. Schapiro, 4,130 shares; Mrs. Simmons, 29,781 shares; and all directors and executive officers as a group, 1,217,728 shares. Additionally, includes shares of stock which may be acquired on or before April 27, 2004 through the exercise of stock options as follows: Mr. Cabiallavetta, 635,000 shares; Mr. Coster, 855,000 shares; Mr. Davis, 732,500 shares; Mr. Greenberg, 2,010,000 shares; Mr.
     Groves, 250,000 shares; Mr. Smith, 1,700,000 shares; and all directors, nominees and executive officers as a group, 7,092,650 shares.

(3) Under the provisions of the Stock Investment Plan, voting rights are passed through to the employees in proportion to their interests. Unvoted shares will generally be voted by the trustee in the same proportion as the shares voted. Shares held in the Plan are registered in the name of the Plan's trustee and not in the names of the individual participants. Of the 27,472,785 shares held in the Plan at December 31, 2003, approximately 24,043, or .01%, were held for directors and executive officers of MMC and are included in the ownership shown above for all directors and executive officers as a group.

(4) Based upon the number of shares listed in a Schedule 13G filed by Barclays Global Investors, dated February 13, 2004, on behalf of itself and affiliated entities.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables contain information with respect to the CEO and the five other most highly compensated executive officers of MMC. The number of shares and per share prices are adjusted to reflect MMC's two-for-one stock split effective June 28, 2002.

SUMMARY COMPENSATION TABLE

     The following table sets forth cash and other compensation paid or earned for services rendered in 2003, 2002 and 2001.

                                              ANNUAL COMPENSATION                              LONG TERM COMPENSATION
                                  --------------------------------------------   --------------------------------------------------
         NAME AND                                                 OTHER ANNUAL    RESTRICTED    SECURITIES     LTIP      ALL OTHER
         PRINCIPAL                                                COMPENSATION       STOCK      UNDERLYING    PAYOUTS  COMPENSATION
         POSITION                 YEAR    SALARY($)  BONUS($)(1)       ($)       AWARDS ($)(2) OPTIONS(#)(3)   ($)(4)      ($)(5)
                                  ----   ---------   ----------   ------------   ------------  ------------  --------- ------------
Jeffrey W. Greenberg ...........  2003   1,200,000    3,500,042          --       1,056,988      500,000       542,293     51,602
Chairman and Chief                                                                8,060,625(6)
Executive Officer                 2002   1,200,000    4,500,040      91,798         921,150      450,000     2,107,832     48,003
Marsh & McLennan                  2001   1,200,000    3,750,037     188,642         839,020      400,000            --     48,902
Companies, Inc.

Charles E. Haldeman(7) .........  2003     483,333    8,600,006          --       4,000,076       45,000            --     15,000
President and Chief                                                                               80,000(9)
Executive Officer                 2002      75,000    8,600,008          --       2,595,408       55,600            --  4,000,000
Putnam Investments                                                                  869,952(8)    19,200(9)

Charles A. Davis ...............  2003     900,000    2,350,042          --       1,341,283      250,000       599,175     41,252
Vice Chairman                     2002     850,000    2,000,000          --         636,281      200,000     1,794,373     34,002
Marsh & McLennan                  2001     800,000    1,750,046          --         551,977      200,000            --     32,001
Companies Inc.
President
MMC Capital, Inc.

Mathis Cabiallavetta(10) .......  2003     900,000    2,200,043          --       2,596,591      300,000            --     54,000
Vice Chairman                     2002     850,000    1,900,040          --         560,000      220,000            --     48,450
Marsh & McLennan                  2001     800,000    1,750,046          --         516,320      200,000            --     46,200
Companies, Inc.

Ray J. Groves ..................  2003     900,000    2,000,013          --       1,518,459      200,000            --     54,000
Chief Executive Officer           2002     850,000    1,700,044          --         595,366      200,000            --     20,188
Marsh Inc.                        2001     333,333      400,059          --       1,012,601      200,000            --         --

Peter Coster ...................  2003     950,000    1,650,013          --         666,345      200,000            --     57,000
President                         2002     950,000    1,550,031     515,930         820,337      120,000            --     54,150
Mercer Inc.                       2001     950,000    1,650,039     198,051         791,878      140,000            --     54,863

----------
(1) The bonus amounts shown in the table include both cash and (except as noted below with respect to Mr. Haldeman) the value of restricted stock units of MMC, respectively, for the years 2003, 2002 and 2001, as follows: Mr. Greenberg $2,000,000 and $1,500,042 in 2003, $3,000,000 and $1,500,040 in
     2002 and  $2,500,000  and  $1,250,037  in 2001;  Mr. Davis  $1,000,000  and
     $1,350,042  in 2003,  $900,000  and  $1,100,000  in 2002 and  $875,000  and
     $875,046 in 2001;  Mr.  Cabiallavetta  $1,000,000  and  $1,200,043 in 2003,
     $950,000 and $950,040 in 2002 and $875,000 and $875,046 in 2001; Mr. Groves
     $1,200,000 and $800,013 in 2003, $950,000 and $750,044 in 2002 and $250,000
     and  $150,059  in 2001;  and Mr.  Coster  $850,000  and  $800,013  in 2003,
     $750,000  and  $800,031 in 2002 and  $750,000  and  $900,039  in 2001.  The
     restricted stock units of MMC vest three years from the date of grant. Other features of the restricted stock units are described in footnote 2, below. For Mr. Haldeman, the bonus amounts shown in the table include: for 2003, $6,500,000 of cash and $2,100,006 of Class B common shares of Putnam ("Putnam Class B Shares") (as described further in footnote 8, below); and for 2002, $6,600,000 of cash and $2,000,008 of MMC stock. These bonus amounts were guaranteed to Mr. Haldeman in his employment letter upon joining Putnam in 2002. (Bonus amounts shown in this column for 2002 and 2001 have been revised from the amounts shown in last year's proxy statement to include restricted stock units awarded in 2003 and 2002 as a component of each officer's bonus for 2002 and 2001 performance, respectively.)

(2) Amounts shown in the table for 2003 include the value of restricted stock of MMC granted in March 2003. The restricted stock vests in the year following completion of ten (10) years of service from the date of grant. The amounts shown in 2003 for Messrs. Greenberg, Davis, Cabiallavetta and Groves also include the value of restricted stock units of MMC granted under MMC's voluntary deferral programs. These restricted stock units vest no earlier than three years from the date of grant. The amount shown in 2003 for Mr. Haldeman represents restricted stock units of MMC granted to Mr. Haldeman in 2004 for 2003 performance, one-half of which vest after three years and one-half of which vest after five years. During the applicable vesting and restricted periods, holders of shares of restricted stock receive the same dividend payments as those paid on the outstanding shares of stock, and holders of restricted stock units receive dividend equivalent payments that are equal in amount to dividends paid on shares of common stock. Vesting of restricted stock and restricted stock units may be accelerated upon a change in control. "Change in Control" of MMC means generally any of the following: any person or group becoming the owner of securities with 50% or more of the voting power of MMC; within a two-year period (with certain exceptions) a change in directors constituting a majority of the board; stockholder approval of a merger or consolidation of MMC resulting in MMC stockholders not owning securities with 50% or more of the voting power of the surviving entity; and stockholder approval of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of MMC's assets. Under the MMC Special Severance Pay Plan, certain holders of restricted stock or awards in lieu of restricted stock with at least ten years of service will receive payment in shares of stock upon forfeiture of their awards if their employment with MMC or one of its subsidiaries terminates. The amount of such payment is based on years of service, with the individual receiving up to a maximum of 90% of the value of the restricted shares after 25 years of service, subject to execution of a non-solicitation agreement. (Amounts shown in this column for 2002 and 2001 have been revised from the amounts shown in last year's proxy statement to move the value of bonus-related restricted stock units from this column to the "Bonus" column.)

     As of December 31, 2003, each individual in the table had outstanding restricted stock and restricted stock units of MMC with an aggregate value (using the closing price of common stock on the Consolidated Transaction Reporting System on December 31, 2003 of $47.89) as follows: Mr. Greenberg, 356,800 shares (including the shares described in footnote 6, below) and 98,808 units worth $17,087,152 and $4,731,915, respectively; Mr. Haldeman, 41,700 units worth $1,997,013; Mr. Davis, 73,559 shares and 102,712 units worth $3,522,741 and $4,918,878, respectively; Mr. Cabiallavetta, 68,500 shares and 87,634 units worth $3,280,465 and $4,196,793, respectively; Mr. Groves, 11,568 shares and 63,587 units worth $553,992 and $3,045,182, respectively; and Mr. Coster, 171,700 shares and 119,201 units worth $8,222,713 and $5,708,536, respectively.

(3) Amounts shown in the table for 2003 represent options to purchase shares of MMC (and, as noted in footnote 9, below, with respect to Mr. Haldeman, options to purchase Putnam Class B Shares) granted in March 2003.

(4) MMC Capital's Long Term Incentive Plan ("LTIP") operates as an incentive compensation pool that varies in amount based on the extent of investment return and fees from originating, structuring and managing certain insurance and related industry investments in which MMC has direct or indirect interests. Vesting schedules under the LTIP will accelerate upon a change in control of MMC (as described in footnote 2 above), a change in control of MMC Capital (defined to mean that MMC no longer owns more than 50% of MMC Capital), or upon the retirement, death or disability of the participating executive.

     In addition, in 1999, Mr. Greenberg purchased partnership interests in the general partner of Trident II, and in 1999, 2000 and 2003, Mr. Davis purchased partnership interests in the general partners of five private equity funds managed by MMC Capital, including Trident II and Trident III. These purchases were on an after-tax, out-of-pocket basis. In connection with these partnership interests, Mr. Greenberg and Mr. Davis received participations in carried interests in these funds. Based on the carrying values contained in the financial statements of these private equity funds as of December 31, 2003, the estimated value of Mr. Greenberg's and Mr. Davis' interest in future payouts in respect of these participations aggregated approximately $2.8 million and $4.9 million, respectively, in each case based on a liquidation value as of that date and subject to realization of estimated returns. The carried interests are subject to reduction or forfeiture in connection with termination of employment under certain circumstances. However, in the event of a change in control of MMC or MMC Capital prior to a termination of employment other than for cause, the carried interests cannot be so reduced or forfeited, even with respect to subsequent investments. From time to time, Mr. Greenberg and Mr. Davis may be excused from participating in a particular investment in order to avoid the appearance of any inappropriate remuneration or as otherwise deemed advisable. In 2003, Mr. Davis purchased, on an after-tax, out-of-pocket basis, a limited partnership interest in a fund that invests alongside a private equity fund managed by a subsidiary of MMC. Neither he nor the fund is required to pay any fees, except in some cases an administrative fee, in connection with these investments.

(5) Amounts shown in the table for 2003 consist of the following: (a) MMC matching contributions under the Stock Investment Plan of $8,600 for Mr. Greenberg, $3,763 for Mr. Davis, $12,000 for Mr. Cabiallavetta, $5,250 for Mr. Groves and $12,000 for Mr. Coster, and under the Stock Investment Supplemental Plan of $43,002 for Mr. Greenberg, $37,489 for Mr. Davis, $42,000 for Mr. Cabiallavetta, $48,750 for Mr. Groves and $45,000 for Mr. Coster and (b) contributions by Putnam of $15,000 to the Putnam Profit Sharing Retirement Plan for Mr. Haldeman. The 2002 amount shown for Mr. Haldeman of $4 million was paid to him to offset the value of amounts forfeited from his prior employer in connection with his joining Putnam in 2002.

(6) This amount represents the value of a special 10-year restricted stock grant to Mr. Greenberg of 187,500 restricted shares, as described in the Compensation Committee Report on page 25 of this proxy statement. The restricted stock vests in the year following completion of ten (10) years of service from the date of grant and, except as noted below, is subject to the same conditions as the restricted stock described in footnote 2, above. After the ten (10) year vesting period, Mr. Greenberg must retain at least 50% of the after-tax shares until at least one year following his termination as an officer and/or director of MMC. This grant is also subject to non-competition and non-solicitation restrictions that apply both during and after employment.

(7) Mr. Haldeman joined Putnam in 2002. Mr. Haldeman's compensation for 2002 and 2003 was based in part on commitments made to him in connection with his joining Putnam in 2002.

(8) This amount represents the value of restricted Putnam Class B Shares. At December 31, 2003, Mr. Haldeman had 14,400 restricted Putnam Class B Shares with an estimated aggregate value of $484,128 based on a specified valuation methodology for determining fair market value which at December 31, 2003 was $33.62 per share. All grants of restricted Putnam Class B Shares include the right to dividend payments equal in amount to dividends paid on the outstanding Class A Shares of Putnam. The restricted Putnam Class B Shares vest at a rate of 25% a year beginning with the first anniversary of the date of the grant. Upon certain corporate events affecting Putnam or MMC, vesting of shares of restricted Putnam Class B Shares may be accelerated.

(9)  Represents options to purchase Putnam Class B shares.

(10) Mr. Cabiallavetta's US dollar-denominated salary and cash bonus for 2003 were paid approximately 66% in Swiss Francs. The Swiss Franc amounts for 2003 were determined using an average exchange rate for 2002 (1.53 CHF to 1 US$). Were fluctuating exchange rates to have been applied, Mr. Cabiallavetta's 2003 salary and cash bonus amounts would have been $982,848 and $1,125,695, respectively.

OPTION GRANTS IN 2003

     The table below describes MMC stock options granted in March 2003 and stock options to purchase Putnam Class B Shares granted to Mr. Haldeman in March 2003.

                                              INDIVIDUAL GRANTS(1)
                              --------------------------------------------------
                                                                                      POTENTIAL REALIZABLE VALUE
                               NUMBER OF   % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                              SECURITIES     OPTIONS                                   STOCK PRICE APPRECIATION
                              UNDERLYING   GRANTED TO   EXERCISE                           FOR OPTION TERM(2)
                                OPTIONS     EMPLOYEES    PRICE        EXPIRATION    -------------------------------
NAME                            GRANTED      IN 2003     ($/SH)          DATE            5%($)             10%($)
----                          ----------   ----------   --------      ----------    -------------     -------------
Jeffrey W. Greenberg .........  500,000        2.9        42.99        3/19/2013      313,518,090        34,257,494
Charles E. Haldeman ..........   45,000        0.3        42.99        3/19/2013        1,216,628         3,083,174
                                 80,000(3)     3.7        39.57        3/15/2013        1,990,829         5,045,151
Charles A. Davis .............  250,000        1.5        42.99        3/19/2013        6,759,045        17,128,747
Mathis Cabiallavetta .........  300,000        1.7        42.99        6/19/2013        8,110,854        20,554,497
Ray J. Groves ................  200,000        1.2        42.99        3/19/2013        5,407,236        13,702,998
Peter Coster .................  200,000        1.2        42.99        3/19/2013        5,407,236        13,702,998
MMC Stockholders(4) ..........                                                     14,247,903,240    36,106,984,213

----------
(1) All MMC stock options become exercisable 25% a year beginning one year from the date of grant. The option exercise price may be paid in cash or in shares of common stock. In the event of a change in control of MMC (as described in footnote 2 to the Summary Compensation Table above), all stock options will become fully exercisable and vested, and any restrictions contained in the terms and conditions of the option grants shall lapse. If any payments made in connection with a change in control are subject to the excise tax imposed under the federal tax laws, MMC will increase the option holder's payment as necessary to restore such option holder to the same after-tax position had the excise tax not been imposed.

(2) The dollar amounts are the result of calculations at the 5% and 10% growth rates set by the SEC; the rates are not intended to be a forecast of future stock price appreciation. A zero percent stock price growth rate will result in a zero gain for all option holders.

(3) Mr. Haldeman was granted an option to acquire Putnam Class B Shares which becomes exercisable 25% a year beginning on March 15, 2004. The fair market value of each Putnam Class B Share on the date of grant was $39.57.

(4) The dollar amounts are included for comparative purposes to show the aggregate gain that would be achieved by all holders of the outstanding stock of MMC at the assumed stock price appreciation rates at the end of the 10-year term of the MMC options granted on March 20, 2003 at an exercise price of $42.99.

AGGREGATED OPTION EXERCISES IN 2003 & YEAR-END OPTION VALUES

     The following table sets forth certain information concerning stock options exercised during 2003 and the number and value of specified unexercised options at December 31, 2003. There were no stock option exercises by any of the named executives in 2003.

                                                             NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                                 UNEXCERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                   SHARES       VALUE               DECEMBER 31, 2003                  DECEMBER 31, 2003(1)
                                ACQUIRED ON   REALIZED     ----------------------------------    --------------------------------
NAME                            EXERCISE(#)      ($)       EXERCISABLE(#)    UNEXERCISABLE(#)    EXERCISABLE($)  UNEXERCISABLE($)
------                          ------------  --------     --------------    ----------------    --------------  ----------------
Jeffrey W. Greenberg ...........     --           --          1,572,500         1,137,500         24,809,587        2,748,000
Charles E. Haldeman ............     --           --             13,900            86,700             16,819          270,957
                                                                  4,800(2)         94,400(2)              --               --
Charles A. Davis ...............     --           --            520,000           550,000          3,445,737        1,404,000
Mathis Cabiallavetta ...........     --           --            405,000           615,000          1,014,875        1,649,000
Ray J. Groves ..................     --           --            150,000           450,000                 --          980,000
Peter Coster ...................     --           --            710,000           390,000         12,984,359        1,105,300

----------
(1) The value of unexercised in-the-money stock options at December 31, 2 003 is presented pursuant to SEC rules and is based on the fair market value on December 31, 2003, minus the grant price. Fair Market Value with respect to MMC stock is based on the closing price on the Consolidated Transaction Reporting System on December 31, 2003 of $47.89 and, with respect to the Putnam Class B Shares, is based on a specified valuation methodology for determining fair market value which at December 31, 2003 was $33.62 per share. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the stock relative to the exercise price per share at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

(2)  Represents options to acquire Putnam Class B Shares.

UNITED STATES RETIREMENT PROGRAM

     MMC maintains a United States retirement program consisting of the Marsh & McLennan Companies Retirement Plan, a non-qualified Benefit Equalization Plan and a non-qualified Supplemental Retirement Plan.

     The following table shows the estimated before-tax annual straight-life annuity benefit payable under these retirement programs to employees with the specified Maximum Average Salary (average salary over the 60 consecutive months of employment that produces the highest average) and specified years of service upon retirement at age 65, after giving effect to adjustments for Social Security benefits:

                                         YEARS OF SERVICE
                    ------------------------------------------------------------
MAXIMUM
AVERAGE SALARY          5        10        20        30        40         45
-------------       --------  --------  --------  --------  --------  ----------
$  800,000 .......  $ 75,718  $151,437  $302,874  $442,592  $522,592  $  562,592
$  900,000 .......  $ 85,718  $171,437  $342,874  $500,592  $590,592  $  635,592
$1,000,000 .......  $ 95,718  $191,437  $382,874  $558,592  $658,592  $  708,592
$1,100,000 .......  $105,718  $211,437  $422,874  $616,592  $726,592  $  781,592
$1,200,000 .......  $115,718  $231,437  $462,874  $674,592  $794,592  $  854,592
$1,300,000 .......  $125,718  $251,437  $502,874  $732,592  $862,592  $  927,592
$1,400,000 .......  $135,718  $271,437  $542,874  $790,592  $930,592  $1,000,592
$1,500,000 .......  $145,718  $291,437  $582,874  $848,592  $998,592  $1,073,592

     The compensation of participants used to calculate the retirement benefit consists of regular salary as disclosed in the "Salary" column of the Summary Compensation Table and excludes bonuses and other forms of compensation not regularly received. For the six individuals named above, other than Mr. Haldeman who participates in the Putnam Profit Sharing Retirement Plan and related plans and not in MMC's U.S. retirement program, the 2003 compensation used to calculate the Maximum Average Salary and the number of years of credited service are as follows: Mr. Greenberg, $1,200,000, 9 years; Mr. Davis, $900,000, 7 years; Mr. Cabiallavetta, $900,000, 6 years; Mr. Groves, $900,000, 3 years; and Mr. Coster, $950,000, 43 years.

                          COMPENSATION COMMITTEE REPORT

     This report is submitted to the stockholders of Marsh & McLennan Companies, Inc. ("MMC") by the Compensation Committee (the "Committee") of the board of directors. The Compensation Committee consists solely of non-executive directors who are independent, as determined by the board in accordance with MMC guidelines and New York Stock Exchange listing standards. The Committee met eight times in 2003.

     By its charter, the Committee is charged with reviewing and approving MMC's compensation philosophies and overseeing the development and implementation of compensation programs for the CEO and other senior executives. The Committee determines the compensation of MMC's chief executive officer ("CEO"), approves the compensation of other senior executives and makes recommendations to the board of directors with respect to incentive compensation plans and equity-based plans. This report reflects the Committee's executive compensation policies, plans and actions.

EXECUTIVE COMPENSATION PRINCIPLES

     MMC is a professional services organization comprising businesses with distinct economic characteristics, marketplaces and operating conditions. In its consideration of the level, composition, and terms and conditions of compensation for executive officers of MMC and its subsidiaries, the Committee seeks to enable MMC to attract, retain and motivate the most highly qualified and capable professionals available to lead the organization's businesses. To that end, MMC's executive compensation program is designed to support business strategies, to enhance the achievement of financial objectives and to reflect marketplace practices and dynamics. The Committee also wants to ensure that a substantial portion of executive officers' long-term compensation is tied to the long-term performance of MMC and MMC's stock price. These principles are reflected in the actions discussed below relating to salaries, annual incentive awards and long-term compensation.

     Federal tax law limits the ability of publicly-traded companies to secure an income tax deduction for compensation paid to certain highly compensated individuals. The Committee's policy is to take actions deemed to be in the best interests of MMC and its stockholders, recognizing, however, that achieving the desired flexibility in the design and delivery of compensation may result in compensation that is not in all instances deductible for federal income tax purposes because of the restrictions set forth in Section 162(m) of the Internal Revenue Code.

MAJOR COMPENSATION COMPONENTS

     The compensation program for executive officers comprises base salary, annual performance-based incentive compensation and long-term incentive compensation. The Committee reviews periodically the levels and components of executive compensation and utilizes an independent compensation consulting firm to provide data, to offer professional observations regarding the compensation practices of comparable companies and to advise the Committee on specific executive compensation subjects that arise. Survey data is developed from a group of selected major corporations (16 in 2003) in the diversified financial, banking and insurance sectors that are representative of the size and type of company with which MMC competes in the marketplace for executive talent. This grouping is broader than the peer group in the Stock Performance Graph set forth below in order to obtain a meaningful understanding of competitive compensation practices and levels for senior executive positions in comparable companies and industry segments. The compensation components and levels among the comparator companies are considered by the Committee in determining base salary, incentive compensation awards and equity-based compensation for the CEO and in approving the recommendations of the CEO for executive officers of MMC and its subsidiaries, as described below. In addition, in 2002 and 2003 the Committee utilized an independent compensation consulting firm to evaluate MMC CEO compensation and MMC's equity compensation practices with respect to executive officers, as discussed more fully below.

     Members of Putnam's senior management group (including Mr. Haldeman) participate in a compensation program designed over time to complement Putnam's business needs and reflect its marketplace. Mr. Haldeman's compensation for 2003 was based in part on commitments made to him in connection with his joining Putnam in 2002 and also reflects his increased responsibilities in connection with becoming president and chief executive officer of Putnam in November 2003. Annual incentive awards for Putnam executives are made under plans that are funded based on the level of Putnam's earnings, earnings growth, annual plan funding agreements with MMC or predetermined plan formulae. Long-term incentive compensation for Putnam executives is in the form of restricted stock and stock options with respect to Class B shares of Putnam. Putnam employees may also be considered for grants of MMC restricted stock and/or options from time to time. Because employees of Putnam participate in a compensation program specific to Putnam, the discussion provided in the following sections of this report relating to the compensation of MMC's executive officers excludes Putnam.

BASE SALARY

     Base salaries of executive officers are intended to reflect their roles and responsibilities and be competitive with respect to the relevant marketplace as to the availability of talent and compensation levels. In general, an executive officer's base salary is adjusted when such an adjustment is necessary to reflect a change in the individual's responsibilities, growth in their job role or when market or internal equity conditions may warrant. Salaries for Messrs. Cabiallavetta, Davis and Groves were increased in 2003 based on a combination of these factors. In 2003, salaries accounted for 21% of total compensation (excluding stock options) for MMC's executive officers.

ANNUAL INCENTIVE COMPENSATION

     For 2003, annual incentive compensation for executive officers was comprised of cash and restricted stock units. The size of the annual cash incentive award pool is based on earnings and reflects MMC's net operating income growth. However, the Committee may approve awards that, in the aggregate, may be less than the pool. For 2003, the Committee approved an annual incentive award pool based on MMC's pre-tax income for 2003 and pre-tax income growth over 2002.

     With respect to individual annual incentive awards, the Committee exercises its judgment, weighing the CEO's recommendation and evaluation of the executive officer's managerial and professional role within the organization, relative contribution (compared with the internal peer group) to the individual business segment, the firm's overall operations and earnings growth, any special circumstances and marketplace factors. Awards reflect judgments reached in weighing these considerations and are not formulaic.

     The restricted stock unit component of the annual incentive for executive officers is distributable in shares and vests after three years of service from the date of grant with no annual incremental vesting. These grants reflect annual performance and are intended to serve as both a retention and longer-term performance-linked component of the annual incentives for executive officers. The proportion of restricted stock units relative to cash bonus is approved by the Committee using the factors outlined in the preceding paragraph. For 2003, the value of restricted stock units granted to executive officers ranged from approximately 25% to 60% of the executive officer's total annual bonus. The value of restricted stock units awarded to the named executive officers is included in the Summary Compensation Table under the "Bonus" column for the year earned.

     In 2003, cash bonuses and restricted  stock units  constituted 27% and 21%,
respectively,   of  total  compensation  (excluding  stock  options)  for  MMC's executive officers.

LONG-TERM COMPENSATION

     The Committee believes that retaining and motivating the executive officers of MMC by fostering stock ownership is essential to continuing success. The Committee has relied historically on various forms of stock-based grants as incentives and rewards for executive officers to reinforce a longer-term perspective and to link executive officers' financial interests over time with those of stockholders. The professional services businesses of MMC compete also with privately-held firms that offer attractive equity ownership opportunities. Relative to this market segment, MMC's ability to recruit, reward and retain executives is heavily dependent on offering opportunities for long-term stock accumulation. In 2003, long-term incentive grants to MMC executive officers were made in the form of 10-year restricted stock and stock options that vest over time. In addition, under voluntary deferral programs, a supplemental restricted stock unit award with vesting requirements may be granted as an additional inducement for long-term stock ownership.

     The long-term restricted stock granted to executive officers vests in the year following completion of ten (10) years of service from the date of grant with no annual incremental vesting. This restriction period is longer than the restriction period applied to similar restricted stock grants by companies in the comparator group described above. The Committee believes restricted stock is an effective retention tool because of the length of the restriction period and is an appropriate reward for contributions over time. The long restriction period can foster executive officers' accumulation of substantial MMC stock ownership positions, linking their long-term capital accumulation opportunity to shareholder return.

     Stock options are another element of executive long-term compensation. Executive officers are eligible for option grants on an annual basis. Individual grants reflect factors discussed earlier including organization role, performance, potential for future contributions to the long-term success of MMC and marketplace factors. Stock options granted to executives have an exercise price equal to the fair market value of MMC stock on the trading day prior to the date of the grant and vest ratably over four (4) years of service from the date of grant.

     Within this framework, the mix and value of long-term incentive grants for executive officers (other than the CEO) are approved by the Committee based on the recommendations of the CEO. As noted earlier in this report, the Committee utilized an independent compensation consulting firm to evaluate MMC's equity compensation practices for executives and to compare the practices and resultant equity holding levels with multiple groupings of comparator companies. As a result of that study, long-term incentive grants made to certain executive officers in 2003 include a special grant of 10-year restricted stock. The special 10-year restricted stock award was made to executive officers who recently joined MMC and is intended to enhance their share holdings for long-term incentive and retention.

     In 2003, 10-year restricted stock awards accounted for 31% of total compensation (excluding stock options) for MMC's executive officers.

CEO COMPENSATION

     Mr. Greenberg's compensation is composed of base salary, annual performance-based incentive compensation and long-term compensation. Mr. Greenberg has no employment agreement, nor does he have any special retirement or severance arrangement with MMC.

     The Committee evaluates Mr. Greenberg's performance and determines his compensation by applying both the quantitative and qualitative criteria described earlier for executive officers. In doing so, the Committee considers MMC's current and long-term financial performance. The Committee also considers Mr. Greenberg's influence on the strategic direction and long-term strength and performance of MMC in the context of his broader leadership responsibilities, including his role in developing talent, enabling value-creating collaboration among MMC's businesses and leading corporate development.

     Mr. Greenberg's base salary for 2003 was $1,200,000, unchanged since January 1, 2000.

     Mr. Greenberg participates in the same MMC annual incentive plan as MMC's other executive officers. For 2003, the Committee's evaluation of Mr. Greenberg's performance considered MMC's strong financial results measured by net operating income increasing 10% and earnings per share increasing 15%. The Committee also recognized Mr. Greenberg's outstanding leadership and his ongoing role in guiding MMC and Putnam in the context of the regulatory and business issues resulting from the revelations of inappropriate market timing in certain Putnam mutual funds by a number of investment professionals who have now left the firm.

     Notwithstanding MMC's and Mr. Greenberg's positive performance in 2003, the Committee considered the effects of the events at Putnam and made an annual incentive award to Mr. Greenberg of $1,000,000 less than in 2002 (i.e., cash of $3,000,000 in 2002 and $2,000,000 in 2003, and restricted stock units with a value at grant of $1,500,000 in each year).

     In 2003, Mr. Greenberg received long-term incentive grants of 21,000 shares of 10-year restricted stock and 500,000 stock options. Mr. Greenberg also received a supplemental grant of 3,285 restricted stock units under a voluntary deferral program in connection with his deferral of previously granted restricted stock units.

     As noted earlier in this report, in 2002 and 2003 the Committee utilized an independent compensation consulting firm to assist in evaluating Mr. Greenberg's compensation, including components and amounts, relative to MMC's performance against the 16-company comparator group as previously described on page 22. The study compared Mr. Greenberg's compensation and MMC performance (measured by, among other time frames, three-year total shareholder return) with the compensation of CEOs of the comparator group. The study concluded that MMC's performance was in the top quartile of the comparator group for the period analyzed but that Mr. Greenberg's total compensation was below the average and median of the group. The study also concluded that Mr. Greenberg's total MMC equity holdings were significantly below the average and median of the comparator group, primarily because Mr. Greenberg joined MMC in mid-career and did not receive a large MMC stock grant upon joining MMC or upon becoming CEO. The study found Mr. Greenberg's total equity holdings to be at the 34th percentile of the comparator group.

     The Committee believes it is important for Mr. Greenberg to have a substantial ownership interest in MMC and that Mr. Greenberg's long-term equity awards recognize his leadership and capacity to contribute to the long-term growth and success of the company. Since Mr. Greenberg has no employment
agreement  or  special  retirement  or  severance  arrangement,   his  long-term
remuneration opportunities are based on MMC stock ownership. The Committee believes that this emphasis on MMC stock serves as an incentive to build stockholder value over the long-term. At the same time, the Committee believes that Mr. Greenberg's equity grants should also serve as a retention tool. To accomplish these objectives, the Committee established a program in March 2003 for a series of special 10-year restricted stock grants to Mr. Greenberg. The restricted stock granted pursuant to this program vests in the year following completion of ten (10) years of service from the date of grant. In addition, after the ten (10) year vesting period, Mr. Greenberg must retain at least 50% of the after-tax shares until at least one year following his termination as an officer and/or director of MMC. This special grant is also subject to non-competition and non-solicitation restrictions that apply both during and after employment, the breach of which will require return of a portion of the shares under certain circumstances. In 2003, Mr. Greenberg was granted 187,500 shares of 10-year restricted stock pursuant to this program. The value of this special grant is included in the Summary Compensation Table under the column captioned "Restricted Stock Awards."

     Based on a review of CEO compensation for 2002 (latest data available), Mr. Greenberg's total compensation for 2003, which includes base salary, annual incentive compensation and long-term compensation (except the special restricted stock award), was at approximately the 50th percentile of the reported 2002 data for the comparator companies. His long-term compensation (including any long-term incentive plan payouts and stock options, but excluding the special restricted stock award) was at approximately the 55th percentile of the comparator companies.

CONCLUSION

     The Committee believes that MMC's executive compensation program is designed and administered to attract exceptional talent and to motivate executives to remain with MMC and to perform in an exceptional manner. By ensuring that such persons are leading MMC's business units and operations, the long-term interests of stockholders will be served. The Committee believes that its actions in 2003 were consistent with this intent and faithful to the compensation principles outlined above.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                          OF THE MMC BOARD OF DIRECTORS

           Lewis W. Bernard                           Oscar Fanjul

           Robert F. Erburu                    The Rt. Hon. Lord Lang of
                                                       Monkton, DL

STOCK PERFORMANCE GRAPH

     The following graph compares MMC's cumulative total stockholder return (rounded to the nearest whole dollar) on its stock, the Standard & Poor's 500 Stock Index and a company-constructed composite industry index, consisting of Aon Corporation, Arthur J. Gallagher & Co., Franklin Resources, Inc. and T. Rowe Price Group, Inc., over the five-year period from December 31, 1998 through December 31, 2003.

                              [Line Chart Omitted]




                              1998      1999     2000     2001     2002     2003

MMC                            100       168      209      195      172      184
S&P 500                        100       121      110       97       76       97
Composite Industry Index       100       108      119      116       90      132


     Assumes $100 invested at the closing price on December 31, 1998 with dividends reinvested on the date of payment without commissions. This table does not forecast future performance of MMC common stock.

           TRANSACTIONS WITH MANAGEMENT AND OTHERS; OTHER INFORMATION

     From time to time, in the ordinary course of business and on commercial terms, MMC and its subsidiaries may provide services to, or in connection with transactions involving, investment funds and their portfolio companies managed or advised by MMC Capital, in which various executive officers and directors of MMC have direct or indirect interests. Such services include:


   o acting as an insurance or  reinsurance  broker;

   o consulting;

   o transaction advisory services; or

   o investment management.

     A portion of the fees received by MMC Capital or its subsidiaries from portfolio companies for transaction, management or other advisory services is dedicated to the LTIP pool described in footnote 4 to "Compensation of Executive Officers --Summary Compensation Table".

     The aggregate amount received for all such services rendered in 2003 by MMC and its subsidiaries was approximately $38.5 million. This amount predominantly consists of insurance brokerage and related payments made by portfolio companies to MMC subsidiaries relating to insurance and reinsurance placements with such insurers in the normal course of business.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires MMC's directors and executive officers, and persons who own more than ten percent of the common stock of MMC, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of MMC stock. Such persons are also required by SEC regulation to furnish MMC with copies of all Section 16(a) forms they file. To MMC's knowledge, based solely on a review of the copies of such reports furnished to MMC and written representations that no other reports were required, during 2003 all Section 16(a) filing requirements applicable to such individuals were complied with except for one report covering one transaction filed late by each of Mr. Cabiallavetta and Ms. Simmons. In addition, for prior years, one transaction was filed late by each of Mr. Olsen (1999) and Ms. Simmons (2001) and two transactions were filed late by Mr. Smith (2001 and 2002).

ITEM 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The Audit Committee has recommended the selection of Deloitte & Touche LLP as independent auditors for the 2004 fiscal year, subject to stockholder ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal 2004 and perform other services. Deloitte & Touche acted as MMC's independent auditors for the year ended December 31, 2003. A Deloitte & Touche representative will be present at the meeting, and will have an opportunity to make a statement and to answer your questions.

     The affirmative vote of a majority of the shares of MMC stock present or represented and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP. Unless otherwise directed in the proxy, the persons named in the proxy will vote FOR the ratification of Deloitte & Touche LLP. The board recommends you vote FOR this proposal.


FEES OF INDEPENDENT AUDITORS

     For the fiscal years ended December 31, 2003 and 2002, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

                         FEES                              2003          2002
------------------------------------------------------  ----------    ----------

  AUDIT FEES for the audit of MMC's annual financial
  statements and reviews of the financial statements
  included in MMC's quarterly reports on Form 10-Q,
  and including services in connection with
  statutory and regulatory filings or engagements ..... $9,675,000    $8,796,000
                                                        ----------    ----------

  AUDIT-RELATED FEES, including fees for audits of
  employee benefit plans, computer and control
  related audit services, agreed-upon procedures,
  merger and acquisition assistance and other
  accounting research services .......................  $3,680,000    $2,727,000

  TAX FEES for tax consulting and compliance
  services not related to the audit ..................  $1,395,000    $2,055,000

  ALL OTHER FEES including administrative services
  related to regulatory compliance and other
  non-audit services. In 2002 also includes market
  research services and fees related to Marsh Inc.
  financial system implementation services
  contracted for in 2001 and concluded in 2002 .......  $       --    $5,722,000

     The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche LLP to MMC and its subsidiaries. A copy of this policy is attached to this proxy statement as Appendix B.

                             AUDIT COMMITTEE REPORT

     The primary function of the Audit Committee is to assist the board of directors in its oversight of MMC's financial reporting process. The Committee operates pursuant to a charter approved by the MMC board. Management is responsible for MMC's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of MMC's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

     In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2003 with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, has considered whether the provision of other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

     It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions do not assure that the audit of MMC's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

     Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the charter, the Committee recommended to the board that the audited financial statements referred to above be included in MMC's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                          OF THE MMC BOARD OF DIRECTORS

                 Oscar Fanjul                    David A. Olsen
               Stephen R. Hardis               Morton O. Schapiro
               Gwendolyn S. King                  Adele Simmons

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

     Stockholders who wish to present a proposal and have it considered for inclusion in MMC's proxy materials for the 2005 Annual Meeting of Stockholders of MMC must submit such proposal in writing to MMC in care of the Secretary of MMC on or before December 2, 2004.

     Stockholders who wish to present a proposal at the 2005 Annual Meeting that has not been included in MMC's proxy materials must submit such proposal in writing to MMC in care of the Secretary of MMC. Any such proposal received by the Secretary of MMC on or after February 19, 2005 shall be considered untimely under the provisions of MMC's by-laws governing the presentation of proposals by stockholders. In addition, the by-laws of MMC contain further requirements relating to the timing and content of the notice which stockholders must provide to the Secretary for any nomination or matter to be properly presented at a stockholders meeting. Such proposals should be addressed to:

     Marsh & McLennan Companies, Inc.
     1166 Avenue of the Americas
     New York, New York
     10036-2774
     Attn: Mr. Leon J. Lichter,
           Corporate Secretary

                                                                      APPENDIX A

                        MARSH & MCLENNAN COMPANIES, INC.
                             AUDIT COMMITTEE CHARTER
                               (January 15, 2004)

PURPOSE OF COMMITTEE

The purpose of the Audit Committee of the Board of Directors of Marsh & McLennan Companies, Inc. ("MMC") is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of MMC's financial statements, (ii) the qualifications, independence and performance of MMC's independent auditors, (iii) the performance of MMC's internal audit function,
(iv) compliance by MMC with legal and regulatory requirements and (v) the other responsibilities set out herein.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that MMC's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Furthermore, while the Committee is responsible for reviewing MMC's policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to assess and manage MMC's exposure to risk.

The Committee shall report to the Board on a regular basis.

COMMITTEE MEMBERSHIP

The Committee shall be comprised of three or more directors. Members of the Committee shall be recommended by the MMC Directors and Governance Committee and be elected by the full Board. As determined in the business judgment of the Board, each member of the Committee shall satisfy the independence and experience requirements of the New York Stock Exchange and any other legal and regulatory requirements and at least one member of the Committee shall have accounting or related financial management expertise as defined by the New York Stock Exchange.

RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including full access to MMC employees and officers and internal or external advisors or consultants. If, in the course of fulfilling its duties, the Committee wishes to consult with outside legal, accounting or other advisors, the Committee may retain these advisors without seeking Board approval.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chair. The Committee may meet in person or telephonically or act by unanimous written consent. The Committee chair, in consultation with Committee members, shall determine the schedule of meetings of the Committee (which meetings shall occur at least quarterly). Further meetings shall occur, or matters be submitted for action by unanimous written consent, when deemed necessary or desirable by the Committee, its chair or the Chairman of MMC. The Committee is to meet periodically in separate sessions with the chief financial officer (and/or other management personnel), with internal audit and with the independent auditors as the Committee deems necessary.

The Committee chair, who may consult with internal audit, management or other Committee members, develops the agenda for Committee meetings. Where practicable, materials should be distributed to Committee members prior to each Committee meeting.

DELEGATION TO SUBCOMMITTEE

The Committee may delegate all or a portion of its duties and responsibilities to a subcommittee or subcommittees of the Committee.

ATTENDANCE

The Committee chair may invite such members of management, representatives of the independent auditors and internal audit and other persons to the Committee's meetings as he or she may deem desirable or appropriate.

COMMITTEE DUTIES AND RESPONSIBILITIES

A.   Oversight of Independent Auditors and Audit Process:

     1. The Committee shall have the sole authority to select (subject to shareholder ratification), compensate, retain and oversee MMC's independent auditors (including resolution of any disagreements between management and the independent auditors regarding MMC's financial reporting). The independent auditors shall report directly to the Committee.

     2. The Committee shall review and discuss with the independent auditors the scope, staffing and general extent of the audit. The Committee's review shall include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent auditors shall confirm to the Committee that no inappropriate limitations have been placed on the scope or nature of their audit procedures.

     3. The Committee shall pre-approve all services, both audit and permitted non-audit, to be performed for MMC by the independent auditors pursuant to pre-approval policies and procedures established by the Committee. In this regard, the Committee may delegate its authority to pre-approve such services to one or more Committee members, provided that any such approvals are presented to the full Committee at the next scheduled Audit Committee meeting.

     4. The Committee shall evaluate the independent auditors' qualifications, performance and independence, including the consideration of the independent auditors' quality controls and whether the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence. The Committee's conclusions with respect to the independent auditors shall be presented to the full Board on at least an annual basis. As part of such evaluation, the Committee shall specifically review and evaluate the qualifications and rotation of the lead audit partner and shall review a report or reports prepared at least annually by the independent auditors:

          a.   describing their internal quality control procedures, and

          b. describing any material issues raised by (i) the most recent peer or internal quality control review of the firm or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more audits carried out by the firm and any steps taken to deal with any such issues.

     5. The Committee shall review a report or reports prepared at least annually by the independent auditors describing all relationships between the independent auditors and MMC and providing confirmations with respect to the requirements of all applicable auditor independence rules. The Committee shall discuss with the independent auditors any disclosed relationships that may impact the objectivity and independence of the independent auditors and, if necessary, recommend appropriate action in response to the report.

     6. The Committee shall discuss with management and internal audit their views of the independent auditors' performance.

     7. The Committee shall set policies for the hiring of current or former employees of the independent auditors.

     8. The Committee shall discuss with the independent auditors any audit problems or difficulties and management's response thereto, and review matters relating to the conduct of the audit required to be communicated by the independent auditors by applicable auditing standards, including:

          a.   any schedule of unadjusted differences,

          b. the independent auditors' judgment about the quality of MMC's accounting principles,

          c. any restrictions on the scope of activities or access to requested information, and

          d.   any significant disagreements with management.

     9. The Committee shall review and discuss with the independent auditors their views about the quality of MMC's financial and accounting personnel.

B.   Oversight of Financial Statements and Related Matters:

     1. The Committee shall review and discuss as appropriate with management, internal audit and the independent auditors, in separate meetings if necessary:

          a. The annual audited financial statements, including MMC's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in MMC's Form 10-K Report,

          b. the quarterly financial statements, including MMC's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of MMC's Form 10-Q Reports, including the results of the independent auditors' review of the quarterly financial statements,

          c. MMC's policies generally with respect to earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information. The Committee or its chair may review any of MMC's earnings press releases as the Committee or the chair deems appropriate,

          d. MMC's critical accounting policies and practices and any major issues regarding accounting principles and financial statement presentations, including any significant changes in MMC's selection or application of accounting principles,

          e. any analyses or other written communications prepared by management, internal audit and/or the independent auditors setting forth significant financial reporting issues and
               judgments  made  in  connection   with  the  preparation  of  the
               financial statements, including analyses of the effects of alternative GAAP methods on the financial statements,

          f. the effect of any off-balance sheet structures and regulatory and accounting initiatives, including any SEC investigations or proceedings, on MMC's financial statements, and

          g. disclosures made to the Audit Committee by MMC's Chief Executive Officer and Chief Financial Officer in connection with their certification process for the Form 10-K and Form 10-Q reports about (i) any significant deficiencies in the design or operation of internal controls over financial reporting and (ii) any fraud involving management or other employees who have a significant role in MMC's internal controls over financial reporting.

     2. The Committee shall review with MMC's management, internal audit and the independent auditors MMC's significant accounting and financial reporting controls, any major issues as to the adequacy of MMC's internal controls and procedures and any special steps adopted in light of material deficiencies. The Committee shall obtain annually in writing from the independent auditors their letter as to the adequacy of internal controls.

     3. The Committee shall review MMC's policies and practices with respect to risk assessment and risk management, including discussing with management MMC's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

C.   Oversight of Internal Audit Function:

     1. The Committee shall evaluate at least annually the performance, responsibilities, budget and staffing of MMC's internal audit function and review the internal audit plan. The Committee shall also review of the appointment and replacement of the senior internal audit executive. Separately, the Committee shall review the responsibilities, budget and staffing of MMC's internal audit function with the independent auditors.

     2. The Committee shall receive and review regular reports of major findings by internal audit and how management is addressing the conditions reported.

D.   Oversight of Compliance and Regulatory Matters:

     1. The Committee shall review MMC's Code of Ethics for Chief Executive and Senior Financial Officers and MMC's Code of Business Conduct and Ethics periodically (including compliance therewith) and report on such compliance to the Board. The Committee shall be responsible for overseeing waivers of such Codes for MMC Directors and senior executive officers.

     2.   The Committee shall establish procedures for:

          a.   the receipt,  retention and  treatment of complaints  received by
               MMC  regarding   accounting,   internal  accounting  controls  or
               auditing matters, and

          b. the confidential, anonymous submission by MMC employees of concerns regarding questionable accounting or auditing matters.

     3. The Committee shall receive and review reports concerning legal and regulatory matters, including significant regulatory agency examinations that may have a material impact on the financial statements.

E.  Other  Matters:

     The Committee shall have any other appropriate duties or responsibilities expressly delegated to the Committee by the Board.

COMMITTEE REPORT

The Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in MMC's proxy statement.

PERFORMANCE EVALUATION

The Committee shall annually (i) evaluate its own performance and (ii) review and assess the adequacy of this charter.

                                                                      APPENDIX B

                        MARSH & McLENNAN COMPANIES, INC.

                             AUDIT COMMITTEE POLICY
          PRE-APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

                                NOVEMBER 19, 2003

POLICY

     The Audit Committee of Marsh & McLennan Companies, Inc. and its subsidiaries (the "Company") and management of the Company have always recognized the importance of maintaining the independence of the public accountant (the "Auditor"). Management also recognizes that the Audit Committee is responsible for the selection, compensation, review of performance, pre-approval of specific services, and oversight of the Auditor. This policy of the Audit Committee provides the guidelines necessary to adhere to the Company's commitment to auditor independence and comply with all relevant laws, regulations, and guidelines relating to auditor independence. This policy is based on three principles of independence with respect to services provided by the Auditor: the Auditor is not permitted to function in the role of management, audit its own work, or serve in an advocacy role for the Company.

     This policy sets forth categories of prohibited non-audit services and permitted services along with the specific steps to be followed to obtain Audit Committee pre-approval for permitted services.

CONTROL OBJECTIVE-PROHIBITED SERVICES

     The Company shall not retain the Auditor to provide any of the following prohibited services, as defined in Regulation S-X of the Securities Exchange Act of 1934, and any other services that the SEC or the Public Company Accounting Oversight Board determines is impermissible.

   o Bookkeeping or other services related to the accounting records or financial statements of the Company;(1)

   o Financial information systems design and implementation;(1)

   o Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;(1)

   o Actuarial services;(1)

   o Internal audit outsourcing services;(1)

   o Management functions and human resources services;

   o Broker or dealer, investment advisor or investment banking services;

   o Legal services; and

   o Expert services, or support thereof, unrelated to the audit.

     In addition, the Company shall not retain the Auditor to provide any of the following services or any other services determined to be impermissible by the Audit Committee:

   o Tax services for senior officers of the Company; and


   o Tax services involving a transaction initially recommended by the Auditor where the primary business purpose of the transaction is tax avoidance and the tax treatment is not clearly supported by relevant tax regulations.

----------
(1) Service is prohibited unless it is reasonable to conclude that the results will not be subject to audit attest procedures.

CONTROL OBJECTIVE-PERMITTED SERVICES

     Ensure that the Company obtains Audit Committee pre-approval for services to be provided by the Auditor.

PROCEDURES AND GUIDELINES FOR ENGAGING THE AUDITOR

     In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, four categories of service, Audit Services, Audit-Related Services, Tax
Services and Other Services (as described in more detail below), are pre-approved subject to annual budget approvals by the Audit Committee. The annual budgets for Audit, Audit-Related, Tax and Other Services shall include reasonable detail as to the types of services contemplated. Each budget will be submitted to the Audit Committee and approval of such budget by the Audit Committee must be received before the start of any such services for such annual period. Services not contemplated during the budget process must be presented to the Audit Committee for pre-approval in accordance with the pre-approval procedures described hereafter.

     AUDIT SERVICES ARE DEFINED AS:

   o All services performed to comply with U. S. generally accepted auditing standards ("GAAS");

   o Services  generally  only the Auditor  can  reasonably  provide.

A list of permissible Audit Services is attached as Exhibit 1.

     AUDIT-RELATED SERVICES

   o Services, that are of an assurance nature, traditionally performed by the Auditor due to their knowledge of the Company.

A list of  permissible Audit-Related Services is attached as Exhibit 1.

     TAX SERVICES ARE DEFINED AS:

   o Services performed by the Auditor's tax practice except those services directly related to the financial statements audit or otherwise expressly prohibited above.

A list of permissible Tax Services is attached as Exhibit 2.

     OTHER SERVICES ARE DEFINED AS:

   o Attest services not related to the audit (i.e., operational audit services such as SAS70).

PRE-APPROVAL PROCESS FOR UNBUDGETED SERVICES

     Any previously unbudgeted Audit, Audit-Related, Tax and Other Services, can be provided by the Auditor with prior notification and approval by the Audit Committee as to the nature of the service and related fees for each engagement.

     The Vice President-Audit and Control will submit requests for any previously unbudgeted Services to be provided by the Auditor to the Audit Committee for review and will notify the requestor of the Audit Committee's decision thereafter. Requests should be supported by detailed documentation including an explanation of the business purpose of the proposed engagement, the cost and an explanation of the vendor selection process.

     The Auditor and management must ensure that all Audit, Audit-Related, Tax and Other Services are permissible under applicable legal requirements and are pre-approved by the Audit Committee.

     When an engagement approval is required prior to the next scheduled meeting of the Audit Committee, the Audit Committee chair may grant such approval. If the Audit Committee chair is unavailable, approval may be granted by any other member of the Audit Committee. Any such approvals shall be disclosed at the next meeting of the Audit Committee.

     At least annually, the Audit Committee will review the suitability of this policy and review the fee budget process as presented by the Company's Vice President-Audit and Control for Audit, Audit-Related and Other Services and by the Company's Vice President-Taxes for Tax Services.

     At least semi-annually, the Company's Vice President and Controller will provide a report showing amounts billed by the Auditor compared to budget approvals for each of the Audit, Audit-Related, Tax and Other Services.

LIMITED EXCEPTION TO PRE-APPROVAL REQUIREMENTS

     Pre-approval requirements can be waived by the Audit Committee for non-audit services provided that such services: 1) do not aggregate to more than 5% of total fees paid by the Company to the Auditor in the fiscal year when services are provided, 2) were not recognized as non-audit services at the time of the engagement, and 3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

                                                                       Exhibit 1

                       LIST OF PERMISSIBLE AUDIT SERVICES

o U.S. GAAS audits of financial statements;

o Quarterly reviews;

o Consultation on accounting issues;

o Assistance with implementation of new accounting standards;

o Review of SEC filings (i.e., 10K, 10Q, proxy statement, etc.);

o Comfort letters, letters to underwriters related to financing;

o Statutory audits for subsidiaries or affiliates of the Company;

o Compliance letters, agreed-upon procedures, review and reports based upon audited financial statements;

o Use of specialists  integral to expressing  opinions on financial  statements;
  and

o Review of tax accruals in financial statement;

o Attest Services required by statute or regulation (i.e., Sarbanes-Oxley section 404).

                   LIST OF PERMISSIBLE AUDIT-RELATED SERVICES

o Due diligence service related to potential mergers and acquisitions or other business transactions;(1)

o Employee benefit plan audits;

o Accounting consultations and audits in connection with acquisitions;

o Internal control reviews;

o Attest services related to financial reporting not required by statute or regulations (i.e. SAS 70, Frag 21); and

o Forensic and investigative services related to financial statement matters;

o Sarbanes-Oxley section 404 implementation advice.

----------
(1) Use of our Auditor is not preapproved if our Auditor also audits the target company. Specific Audit Committee approval must be obtained.

                                                                       Exhibit 2

                        LIST OF PERMISSIBLE TAX SERVICES

COMPLIANCE

o Review, assistance and preparation services with respect to the Company's tax returns including: -U.S., Federal, state and local, and international

CONSULTING

o Tax opinions on business transactions;

o Requests for rulings or technical advice from taxing authorities;

o U.S. federal, state and local tax planning and advice;

o International tax planning and advice;

o Assistance with tax controversy services including tax audits and appeals (excluding litigation services);

o Employee benefit plan tax services;

o Transfer pricing services for non-financial reporting purposes; and

o Tax-only valuations.

COMPLIANCE AND CONSULTING

o International employee assignment tax services (prohibited for senior officers of the Company)

OTHER

o Licensing or purchase of income tax preparation software.(1)

----------
(1) Service is prohibited if it involves the design or implementation of hardware or software system that aggregates source data underlying the financial statement or generates information that is significant to the audit of the Company's financial statements (i.e., the income tax accruals or related financial statement disclosures).

                      [This Page Intentionally Left Blank]

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036-2774
www.mmc.com

[GRAPHIC OMITTED]
MARSH & McLENNAN COMPANIES, INC.
C/O PROXY SERVICES
P.O. BOX 9162
FARMINGDALE, NY 11735

                      VOTE BY TELEPHONE OR INTERNET OR MAIL
                         24 HOURS A DAY -- 7 DAYS A WEEK
                            IT'S FAST AND CONVENIENT

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Marsh & McLennan Companies, Inc., c/o Proxy Services, P.O. Box 9162, Farmingdale, NY 11735.

                   PLEASE RETURN THIS CARD PROMPTLY USING THE
                              ACCOMPANYING ENVELOPE



TO VOTE, MARK BLOCKS BELOW
IN BLUE OR BLACK INK AS FOLLOWS:     MMCLN1   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================
MARSH & McLENNAN COMPANIES, INC.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
  "FOR" THE LISTED NOMINEES.

  1.   Election of Directors

       Nominees:

       01) Lewis W. Bernard             FOR      WITHHOLD  FOR ALL
       02) Mathis  Cabiallavetta        ALL         ALL    EXCEPT
       03) Zachary W. Carter
       04) Robert F. Erburu             [_]        [_]       [_]
       05) Oscar Fanjul
       06) Ray J. Groves                To withhold authority to vote,
                                        mark "For All Except" and write the
                                        nominee's number on the line below

                                        ----------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" PROPOSAL 2.                                     FOR      AGAINST   ABSTAIN


2.   Ratification of Deloitte & Touche LLP
     as independent auditors for 2004.                [_]        [_]       [_]

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your Proxy Form. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your Proxy Form.

THIS PROXY WHEN  PROPERLY  EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED  HEREIN.  IF NO DIRECTIONS
ARE  MADE,  THEY WILL BE VOTED FOR ITEMS 1 AND 2.
IN  THEIR   DISCRETION   THE  PROXY  HOLDERS  ARE
AUTHORIZED  TO VOTE UPON ANY OTHER  MATTERS  THAT
MAY  PROPERLY  COME  BEFORE  THE  MEETING  OR ANY
POSTPONEMENT THEREOF.

For address changes and/or comments, please check
this  box  and  write  them  on  the  back  where
indicated.                                            [_]

If you are  voting  by  telephone,  in  order  to
select    the    option    to   view    materials
electronically via the Internet in the future or attend the meeting you must select option #2
(vote on directors and proposals individually) on the telephone prompt.



Please  indicate  if you  wish  to  view  meeting     YES         NO
materials  in the future  electronically  via the
Internet  rather than receiving a hard copy. Note
that you will  continue  to  receive a proxy card
for voting purposes only.                             [_]        [_]

Please  indicate  if  you  plan  to  attend  this
meeting.                                              [_]        [_]

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate capacity in which you are signing.


-------------------------------------------------
                                    |
=================================================
Signature [PLEASE SIGN WITHIN BOX]       Date


-------------------------------------------------
                                    |
=================================================
 Signature (Joint Owners)                Date

================================================================================


       PROXY                                                        PROXY

                        MARSH & McLENNAN COMPANIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           FOR THE 2004 ANNUAL MEETING

FOR ALL STOCKHOLDERS

         The undersigned hereby appoints Jeffrey W. Greenberg and William L. Rosoff proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 20, 2004 at 10:00 a.m. (New York City time) in the auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York and at any adjournment thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN MARSH & McLENNAN COMPANIES STOCK INVESTMENT PLAN AND THE PUTNAM INVESTMENTS PROFIT SHARING RETIREMENT PLAN:

         This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies Stock Investment Plan and The Putnam Investments Profit Sharing Retirement Plan. By signing and returning this card, the undersigned directs the Trustees under each Plan to vote in person or by proxy all shares of stock of Marsh & McLennan Companies, Inc. (the "Company") allocated to the undersigned under said Plans upon all matters at the Annual Meeting of Stockholders of the Company on May 20, 2004 and at any adjournment thereof. Provided this card is received by May 14, 2004, voting rights will be exercised by the Trustees as directed or, if not specifically directed, FOR items 1 and 2 and, in their discretion, upon any other matters that may properly come before the meeting or any postponement thereof. Under the Plans, the Trustees shall vote all other shares in the same proportion as those shares for which it has received a signed instruction card. Participants in these plans cannot vote at the meeting and may only vote their shares as provided in this paragraph.

    +---------------------------------------------------------------------+
    |  ADDRESS CHANGES/COMMENTS:                                          |
    |                           ----------------------------------------  |
    |                                                                     |
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    |                                                                     |
    |  -----------------------------------------------------------------  |
    |                                                                     |
    +---------------------------------------------------------------------+
               (If you noted any Address Changes/Comments above,
              please mark corresponding box on the reverse side.)

================================================================================